Exhibit 3.157

CERTIFICATE OF INCORPORATION

RURAL/METRO OF NEVADA, INC.

FIRST:  The name of the Corporation is Rural/Metro of Nevada, Inc.

SECOND:  The registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.  The name of the Corporation’s registered agent is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “GCL”).

FORTH:  The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares designated as common stock and the par value of each such share of common stock is One Cent ($.01) per share.

FIFTH:  The name and mailing address of the incorporator is Steven M. Lee, 8401 East Indian School Road, Scottsdale, Arizona 85251.

SIXTH:  The number of directors, which shall comprise the initial Board of Directors of the Corporation, shall be two (2).  The size of the Board of Directors may be increased or decreased in the manner provided in the Bylaws of the Corporation.

All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by law.

SEVENTH:  Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

EIGHTH:  Any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, and the vacancy in the Board of Directors caused by such removal may be filled by the stockholders at the time of such removal.

NINTH:  A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL.  Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

TENTH:  Subject to the power of the stockholders of the Corporation to alter or repeal any bylaw made by the Board of Directors, the Board of Directors is expressly authorized and empowered to make, alter and repeal the Bylaws of the Corporation.

ELEVENTH:  The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

TWELFTH:  Section 203 of the GCL shall not be applicable to this Corporation.

IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove stated, sets his hand this 10th day of March, 1999.

/s/ Steven M. Lee
Steven M. Lee, Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
RURAL/METRO OF NEVADA, INC.

Rural/Metro of Nevada, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  That the Board of Directors of the Corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable a proposed amendment to the Certificate of Incorporation of the Corporation, amending Article FIRST thereof to read as follows:

“FIRST:  The name of the Corporation is Southwest Ambulance of Nevada., Inc.”

SECOND:  That in lieu of a meeting and vote of Stockholders of the Corporation, the Stockholders have unanimously consented to said amendment in writing, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Patrick Cantelme its Secretary as of the 25 day of April, 2001.

RURAL/METRO OF NEVADA, INC., a Delaware corporation

By:	/s/Patrick Cantelme
Patrick Cantelme

Its:	Secretary

CERTIFICATE OF CHANGE OF LOCATION
of Registered Office and/or Registered Agent

The Board of Directors of SOUTHWEST AMBULANCE OF NEVADA, INC., a Corporation of Delaware, on this 23rd day of January, A.D. 2003, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 3511 Silverside Road, Suite 105, in the City of Wilmington, County of New Castle, 19810.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is DELAWARE REGISTRY, LTD., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as therein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and Attested by its Secretary, the 23rd day of January, A.D., 2003.

By:	/s/ Robert E. Ramsey
Robert E. Ramsey, President

ATTEST:	/s/ Patrick E. Cantelme
Patrick E. Cantelme, Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SOUTHWEST AMBULANCE OF NEVADA, INC.

Southwest Ambulance of Nevada, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:                    That the Board of Directors of the Corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable a proposed amendment to the Certificate of Incorporation of the Corporation, amending Article FIRST thereof to read as follows:

FIRST:                    The name of the Corporation is StarWest Ambulance of Nevada, Inc.”

SECOND:               That in lieu of a meeting and vote of Stockholders of the Corporation, the Stockholders have unanimously consented to said amendment in writing, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware,

THIRD:                  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Patrick E. Cantelme, its Secretary, as of the 11th day of July, 2003.

SOUTHWEST AMBULANCE OF NEVADA, INC., a Delaware Corporation

By:	/s/ Patrick E. Cantalme
Its:	Secretary, Patrick E. Cantelme

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
STARWEST AMBULANCE OF NEVADA, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, STARWEST AMBULANCE OF NEVADA, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

ONE:              The name of the Corporation is StarWest Ambulance of Nevada, Inc. and the date the Corporation filed its original Certificate of Incorporation with the Secretary of the State of Delaware was March 15, 1999.

TWO:            The Certificate of Incorporation of the Corporation was amended on May 23rd, 2001 and subsequently amended on July 22nd, 2003.

THREE:         The Certificate of Incorporation of the Corporation, as amended, is hereby ratified and approved in its entirety, and is further amended by this Certificate of .Amendment as follows:

Article NINTH of the Certificate of Incorporation, as amended, is hereby deleted and replaced in its entirety with the following:

“NINTH:

(a)           To the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), no person who is or was a director or officer of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty as a director or officer unless, and only to the extent that, such director or officer is liable for acts or omissions which involve fraud, intentional misconduct or a knowing violation of law.  If the DGCL is hereafter amended after approval by the stockholders of this Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors or officers then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

(b)           The Corporation is authorized to provide indemnification of directors and officers for any breach of duty to the Corporation and its stockholders through bylaw provisions or otherwise in excess of the indemnification otherwise permitted by Section 145 of the DGCL.

(c)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts (including those paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a mariner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.  Notwithstanding the foregoing, the Corporation is not obligated to indemnify any director or officer in connection with any threatened, pending or completed Proceeding (including any action or suit by or in the right of the Corporation) initiated by such director or officer unless (a) the Proceeding was authorized by the Board of Directors of the Corporation, or (b) the Proceeding is to enforce rights to indemnification under this Certificate of Incorporation or the Bylaws of the Corporation.

(d)           To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in paragraph (c) of this Article NINTH, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(e)           Any indemnification wider paragraph (c) of this Article NINTH (unless ordered by a court) shall be promptly made in good faith by the Corporation; provided, that any such indemnification under paragraph (c) shall be made only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in such paragraph.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

(f)            Expenses (including attorneys’ fees) incurred by an officer or director in defending any Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article NINTH.  Such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

(g)           The indemnification and advancement of expenses provided by, or granted pursuant to, this Article NINTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(h)           The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the DGCL.

(i)            For purposes of this Article NINTH, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the position under the provisions of this Article NINTH with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation If its separate existence had continued.

(j)            The indemnification and advancement of expenses provided by, or granted pursuant to this Article NINTH shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)           Any subsequent amendment, repeal or modification of this Article NINTH shall be prospective and shall not affect the rights under this Article NINTH in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification”

* * * *

FOUR:          This Certificate of Amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate of Amendment to be signed by its President this 11th day of June, 2007.

STARWEST AMBULANCE OF NEVADA, INC.

By:	/s/ Robert Ramsey
Robert Ramsey, President

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
STARWEST AMBULANCE OF NEVADA, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, STARWEST AMBULANCE OF NEVADA, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

ONE:          The name of the Corporation is StarWest Ambulance of Nevada, Inc. and the date the Corporation filed its original Certificate of Incorporation with the Secretary of the State of Delaware was March 15, 1999.

TWO:        The Certificate of Incorporation of the Corporation was amended on May 23, 2001, subsequently amended on July 22, 2003 and subsequently amended further on June 11, 2007.

THREE:                 The Certificate of Incorporation of the Corporation, as amended, is hereby ratified and approved in its entirety, and is further amended by this Certificate of Amendment as follows:

Article FIRST of the Certificate of Incorporation, as amended, is hereby deleted and replaced in its entirety with the following:

“FIRST: The name of the Corporation is MedicWest Holdings, Inc.”

* * * *

FOUR:       This Certificate of Amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate of Amendment to be signed by its President this 27 day of June, 2007.

STARWEST AMBULANCE OF NEVADA, INC.

By:	/s/ Robert Ramsey
Robert Ramsey, President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

MEDICWEST HOLDINGS, INC.

It is hereby certified that:

1.     The name of the corporation (hereinafter called the “corporation”) is:

MEDICWEST HOLDINGS, INC.

2.     The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.     The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.     The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 5/1/08

/s/ Todd Zimmerman
Name: Todd Zimmerman
Title: EVP and Secretary